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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

RIGEL PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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RIGEL PHARMACEUTICALS, INC.
1180 Veterans Boulevard
South San Francisco, California 94080

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 28, 2009

DEAR STOCKHOLDER:

        Notice is hereby given that the Annual Meeting of Stockholders of RIGEL PHARMACEUTICALS, INC., a Delaware corporation (the "Company" or "Rigel"), will be held on Thursday, May 28, 2009 at 10:00 a.m. local time at our executive offices, located at 1180 Veterans Boulevard, South San Francisco, California 94080, for the following purposes:

  1.
  To elect the three nominees for directors named herein to the Board of Directors of the Company (the "Board") to hold office until the 2012 Annual Meeting of Stockholders.

  2.
  To ratify the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2009.

  3.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is April 1, 2009. Only stockholders of record at the close of business on that date may vote at the meeting or any continuation, postponement or adjournment thereof. We appreciate your continued confidence in Rigel and look forward to seeing you at the meeting on May 28th.

By Order of the Board of Directors,

Dolly A. Vance Secretary

South San Francisco, California
April 15, 2009

 YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR PROXY PROMPTLY SO YOUR SHARES CAN BE REPRESENTED AT THE MEETING. YOU CAN VOTE BY INTERNET, BY TELEPHONE, OR BY REQUESTING A PRINTED OR ELECTRONIC COPY OF A FULL SET OF THE PROXY MATERIALS AND COMPLETING, SIGNING AND RETURNING THE PROXY CARD AS INSTRUCTED IN THE MATERIALS. INSTRUCTIONS ON HOW TO ACCESS THE PROXY MATERIALS OVER THE INTERNET, OR TO REQUEST THAT A PAPER OR ELECTRONIC COPY OF THE FULL SET OF PROXY MATERIALS BE SENT TO YOUR SPECIFIED POSTAL OR EMAIL ADDRESS, MAY BE FOUND IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS MAILED TO STOCKHOLDERS ON APRIL 15, 2009. ANY PROXY THAT WILL NOT BE DELIVERED IN PERSON TO THE ANNUAL MEETING MUST BE RECEIVED BY US NO LATER THAN 11:59 P.M. PACIFIC TIME ON WEDNESDAY, MAY 27, 2009. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST BRING WITH YOU A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER THAT CONFIRMS THAT YOU ARE THE BENEFICIAL OWNER OF THOSE SHARES.

RIGEL PHARMACEUTICALS, INC.
1180 Veterans Boulevard
South San Francisco, California 94080

 PROXY STATEMENT

FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

May 28, 2009

 QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS ON THE INTERNET?

        Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have decided to provide access to our proxy materials to our stockholders via the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record and posting our proxy materials online at www.proxyvote.com. The Notice contains only an overview of the complete proxy materials available. Stockholders are encouraged to access and review all the proxy materials on the website or request a paper or electronic copy of the full set of proxy materials for review prior to voting. Instructions on how to access the proxy materials over the internet or to request a paper or electronic copy of the full set of the proxy materials may be found in the Notice.

        We intend to mail the Notice on or about April 15, 2009 to all stockholders of record as of April 1, 2009 who are entitled to vote at the Annual Meeting.

WILL I RECEIVE ANY PROXY MATERIALS BY MAIL OTHER THAN THE NOTICE?

        No, you will not receive any other proxy materials by mail unless you request a paper or electronic copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

HOW DO I ATTEND THE ANNUAL MEETING?

        The meeting will be held on Thursday, May 28, 2009 at 10:00 a.m. local time at our executive offices, located at 1180 Veterans Boulevard, South San Francisco, California 94080. Directions to the annual meeting may be found online at http://www.rigel.com/rigel/contact. Information on how to vote in person at the annual meeting is discussed below.

WHO CAN VOTE AT THE ANNUAL MEETING?

        Only stockholders of record at the close of business on April 1, 2009 are entitled to vote at the Annual Meeting. On this record date, there were 36,700,860 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on April 1, 2009 your shares were registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card or vote by proxy over the telephone or on the internet as instructed below, to ensure your vote is counted. We must receive any proxy cards that will not be delivered in person at the Annual Meeting, or proxies submitted telephonically or over the internet, no later than 11:59 p.m. Pacific Time on Wednesday, May 27, 2009.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 1, 2009 your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent and bring this proxy with you to the Annual Meeting.

WHAT AM I VOTING ON?

        There are two matters scheduled for a vote at the Annual Meeting:

  •
  Election to the Board of the three nominees for directors named herein to hold office until the 2012 Annual Meeting of Stockholders; and

  •
  Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2009.

WHAT IF ANOTHER MATTER IS PROPERLY BROUGHT BEFORE THE MEETING?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

HOW DO I VOTE?

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For the other matter to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote using one of the following methods:

  •
  In Person: To vote in person, come to the Annual Meeting and bring your proxy card or request a ballot in order to vote your shares.

  •
  Internet: To vote via the internet, go to www.proxyvote.com. You can use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Pacific Time on May 27, 2009. Please have your proxy card in hand when you access the website and follow the instructions provided.

  •
  Telephone: To vote by telephone, call 1-800-690-6903. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Pacific Time on May 27, 2009. Please have your proxy card in hand when you call and follow the instructions provided.

  •
  Mail: To vote by mail, you must first request a paper or electronic copy of the proxy materials. To request that a full set of the proxy materials be sent to your specified postal or email address, please go to www.proxyvote.com or call 1-800-690-6903. Please have your proxy card in hand when you access the website or call and follow the instructions. Upon receipt of the materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Rigel Pharmaceuticals, Inc., c/o Vote Processing, 51 Mercedes Way, Edgewood, NY 11717.

        Whether or not you plan to attend the Annual Meeting and vote in person, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received the Notice containing voting instructions from that organization rather than from Rigel. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent and bring this proxy with you to the Annual Meeting. Follow the instructions from your broker or bank included with the Notice, or contact your broker or bank to request a proxy form.

        Please see the Notice or the information from your bank, broker, or other holder of record provided you for more information on these proxy voting options.

 WE PROVIDE INTERNET PROXY VOTING TO ALLOW YOU TO VOTE YOUR SHARES ONLINE, WITH PROCEDURES DESIGNED TO ENSURE THE AUTHENTICITY AND CORRECTNESS OF YOUR PROXY VOTE INSTRUCTIONS. HOWEVER, PLEASE BE AWARE THAT YOU MUST BEAR ANY COSTS ASSOCIATED WITH YOUR INTERNET ACCESS, SUCH AS USAGE CHARGES FROM INTERNET ACCESS PROVIDERS AND TELEPHONE COMPANIES.

HOW MANY VOTES DO I HAVE?

        On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 1, 2009.

WHAT IF I RETURN A PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted: (a) "For" the election of the three nominees for directors named herein to the Board to hold office until the 2012 Annual Meeting of Stockholders; and (b) "For" ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2009. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Directors and employees will not be paid any additional compensation for soliciting proxies.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?

        If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions for each Notice that you receive to ensure that all of your shares are voted.

CAN I CHANGE OR REVOKE MY VOTE AFTER SUBMITTING MY PROXY?

        Yes. You can change or revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may change or revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date by mail, or grant a subsequent proxy via the internet or by telephone. Your most current proxy card or telephone or internet proxy is the one that is counted and must be received before 11:59 P.M. Pacific Time on May 27, 2009. All other proxies previously submitted will be automatically revoked.

  •
  You may send a timely written notice that you are revoking your proxy to Rigel Pharmaceuticals, Inc., c/o Vote Processing, 51 Mercedes Way, Edgewood, NY 11717.

  •
  You may attend the Annual Meeting and vote in person. However, simply attending the meeting will not, by itself, revoke your proxy.

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

HOW ARE VOTES COUNTED?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Withhold" and, with respect to proposals other than the election of directors, "Against" votes, abstentions and broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes for each proposal. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

WHAT ARE "BROKER NON-VOTES"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange ("NYSE"), "non-routine" matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

  •
  Nominees are elected by a majority vote for non-contested director elections. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected, the election of directors at this Annual Meeting is non-contested. Each nominee presented in Proposal 1 must be elected by a majority of the votes cast. If the number of votes "For" a nominee exceeds the number of votes "Withheld" (among votes properly cast in person or by proxy), then the nominee will be elected. Broker non-votes will have no effect.

  •
  To be approved, Proposal 2, ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of Rigel for the fiscal year ending December 31, 2009, must receive "For" votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect. Although stockholder ratification of the selection of Ernst & Young LLP as Rigel's independent registered public accounting firm is not required, the Board is submitting Proposal 2 to the stockholders for ratification as a matter of good corporate practice. See Proposal 2 for more information regarding stockholder ratification.

WHAT IS THE QUORUM REQUIREMENT?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 36,700,860 shares outstanding and entitled to vote. Thus, the holders of 18,350,431 shares must be present in person or represented by proxy at the meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2009.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR'S ANNUAL MEETING?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing and must comply with all requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") by December 23, 2009, to Rigel's Secretary at 1180 Veterans Boulevard, South San Francisco, California 94080. However, if Rigel's 2010 Annual Meeting of Stockholders is not held between April 28, 2010 and June 27, 2010, then the deadline will be a reasonable time prior to the time Rigel begins to print and mail its proxy materials. If you wish to submit a proposal or nominate a director, not to be included in next year's proxy materials, you must do so not later than the close of business on February 27, 2010 nor earlier than the close of business on January 28, 2010. However, if Rigel's 2010 Annual Meeting of Stockholders is not held between April 28, 2010 and June 27, 2010, to be timely, notice by the stockholder must be received not earlier than the close of business on the 120th day prior to the 2010 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2010 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2010 Annual Meeting of Stockholders is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chair of the 2010 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board for the 2010 Annual Meeting of Stockholders will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which Rigel has not been provided with timely notice and (ii) any proposal made in accordance with Rigel's Bylaws, if the 2010 proxy statement briefly describes the matter and how management's proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

PROPOSAL 1

ELECTION OF DIRECTORS

        Rigel's Board of Directors is divided into three classes. Each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified.

        The Board presently has nine members. There are three directors in the class whose term of office expires in 2009. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2012 Annual Meeting and until his successor is elected and has qualified, or sooner in the event of the director's death, resignation or removal. It is Rigel's policy to encourage directors and nominees for director to attend the Annual Meeting. A majority of our directors attended the 2008 Annual Meeting of Stockholders.

        As a part of our continuing process of enhancing corporate governance procedures and in order to provide our stockholders with a more meaningful role in the outcome of the election of directors, in January 2007, our Board amended our Bylaws to adopt a majority vote standard for non-contested director elections. In a contested election, which is an election in which the number of nominees exceeds the number of directors to be elected, our directors will be elected by a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors at that meeting. Our Bylaws now provide that, in a non-contested election involving incumbent directors, if the votes cast "For" an incumbent director nominee do not exceed the number of votes "Withheld", the incumbent director will promptly tender his resignation to the Board. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether an incumbent director has been elected. The Nominating and Corporate Governance Committee of the Board will review the circumstances surrounding the "Withheld" vote and promptly make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. In making its decision, the Board will evaluate the best interests of Rigel and our stockholders and will consider all factors and relevant information. The Board will act on the Nominating and Corporate Governance Committee's recommendation and publicly disclose its decision, as well as the rationale behind it, within 90 days from the date of certification of the stockholder vote. The director who tenders his resignation will not participate in the Board's or the Nominating and Corporate Governance Committee's decisions.

        In the event that any nominee should become unavailable for election as a result of an unexpected occurrence, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Nominating and Corporate Governance Committee of the board of directors. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

        The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2012 ANNUAL MEETING

        James M. Gower, age 60, joined us as our President, Chief Executive Officer and as a member of our Board in January 1997, and has been our Chairman of the Board since October 2001. From 1992 to March 1996, Mr. Gower was President and Chief Executive Officer of Tularik Inc., a biotechnology company developing small-molecule drugs regulating gene expression. Prior to Tularik, Mr. Gower spent ten years at Genentech, Inc., a biopharmaceutical company, where he served as Senior Vice

President. During his ten years at Genentech, Mr. Gower was responsible for business development and sales and marketing functions. In addition, he established and managed Genentech's foreign operations in Canada and Japan and served as President of Genentech Development Corporation. Mr. Gower serves on the Board of Directors of Cell Genesys, Inc. He holds a B.S. and an M.B.A. in operations research from the University of Tennessee.

        Gary A. Lyons, age 58, joined us as a director in October 2005. Mr. Lyons is also a member of the Board of Directors of Neurocrine Biosciences, Inc., a biopharmaceutical company. Mr. Lyons served as Neurocrine's Chief Executive Officer and member of the board from 1993 until 2008. Mr. Lyons also serves on the Board of Directors of Vical, Inc. and Facet Biotech Corporation. From 1983 to 1993, he held a number of management positions at Genentech, Inc., including Vice President of Business Development and Vice President of Sales, and also served as a member of Genentech's Executive Committee. Mr. Lyons was responsible for international licensing, acquisitions and partnering for Genentech's Corporate Venture Program and had operating responsibility for two subsidiaries, Genentech Canada, Inc. and Genentech Limited (Japan). He holds a B.S. degree in Marine Biology from the University of New Hampshire and an M.B.A. degree from Northwestern University's J.L. Kellogg Graduate School of Management.

        Donald G. Payan, M.D., age 60, one of our co-founders, has been a member of our Board since July 1996 and served as our Executive Vice President and Chief Scientific Officer since January 1997. In February 2008, Dr. Payan became our Executive Vice President, President of Discovery and Research. From January 1997 to July 1998, he also served as our Chief Operating Officer. From July 1996 to January 1997, Dr. Payan served as our President and Chief Executive Officer. From December 1995 to May 1996, Dr. Payan was Vice President of AxyS Pharmaceuticals, Inc., a biopharmaceutical company. From September 1992 to December 1995, Dr. Payan was Executive Vice President and Chief Scientific Officer of Khepri Pharmaceuticals, Inc., which he founded and subsequently merged with AxyS Pharmaceuticals. Dr. Payan did his residency training in medicine at the Massachusetts General Hospital, and is a former professor at the University of California, San Francisco and member of the Howard Hughes Medical Institute.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2010 ANNUAL MEETING

        Jean Deleage, Ph.D., age 68, joined us as a director in January 1997. Dr. Deleage is a founder and managing director of Alta Partners, a venture capital firm investing in information technologies and life science companies. Alta Partners was founded in 1996. In 1979, Dr. Deleage founded and served as managing partner of Burr, Egan, Deleage & Co., a venture capital firm in San Francisco and Boston. In 1971, Dr. Deleage became a member of Sofinnova's initial team, a venture capital organization in Paris, France, and in 1976 he formed Sofinnova, Inc., the U.S. subsidiary of Sofinnova. Dr. Deleage currently serves on the Boards of Directors of Innate Pharma SA and LifeCycle Pharma A/S, and of TorreyPines Therapeutics, Inc. Dr. Deleage also serves on the boards of several private companies, including 7TM A/S, Nereus Pharmaceticals, Inc., PamGene International B.V., and Plexxikon, Inc. Dr. Deleage holds a Master's degree in Electrical Engineering from the Ecole Superieure d'Electricite and a Ph.D. in economics from the Sorbonne. In 1984, he was awarded the Ordre National du Merite, and in 1993, he was awarded the Legion of Honor from the French government in recognition of his career accomplishments.

        Peter S. Ringrose, Ph.D., age 63, joined us as a director in February 2005. Dr. Ringrose's experience in the pharmaceutical industry spans more than 30 years and includes key leadership positions as Senior Vice President for Worldwide Drug Discovery and Medicinal R & D Europe at Pfizer Inc., a pharmaceutical company, and Division Director of Chemotherapy, Infectious Diseases and Molecular

Sciences at the Sandoz Research Institute in Vienna, Austria. In 2002, Dr. Ringrose retired from Bristol-Myers Squibb, a pharmaceutical company, where he served as Chief Scientific Officer from January 2000 to December 2002, as well as President of the Pharmaceutical Research Institute from January 1997 to December 2002. Dr. Ringrose has served as chair of the Biotechnology and Biological Sciences Research Council (UK) since 2003 and is a member of the UK Government's Technology Strategy Board. He is a Council member of the Foundation for Science and Technology in the United Kingdom and also chairs the Corporate Partnership Board at Pembroke College, Cambridge where he is a lifetime Honorary Pitt Fellow. Dr. Ringrose is a non-executive director of Astex Therapeutics and Biotica Technology Ltd. (Cambridge UK) and serves on the Scientific Advisory Boards of Schering-Plough Research Institute, Cempra Pharmaceuticals, Inc. and Accenture Inc. Dr. Ringrose also served on the board of governors for the New York Academy of Sciences from 1999 to 2005. He has served on the Boards of Cambridge Antibody Technology, ImClone Systems, Inc. and Pfizer, Ltd and on the Scientific Advisory Board at Merlin Biosciences Ltd. Dr. Ringrose received a B.S., an M.A. and a Ph.D. from the University of Cambridge.

        Bradford S. Goodwin, age 54, joined us as a director in January 2007. Mr. Goodwin is currently President and CEO of Keren Pharmaceutical, Inc. and a director of Facet Biotech Corporation. His prior public company board service includes PDL BioPharma, Inc. and CoTherix, Inc. From 2001 to 2006, he was Chief Executive Officer and Director of Novacea, Inc., a publicly-held biopharmaceutical company focused on in-licensing, developing and commercializing novel therapies for cancer. Prior to Novacea, Mr. Goodwin was President, Chief Operating Officer and Founder of Collabra Pharma, Inc., a company focused on pharmaceutical product licensing and development. Before starting Collabra, he held various senior executive positions with Genentech, Inc., including Vice President of Finance. After becoming a CPA while working as an auditor at PricewaterhouseCoopers, he served on expert advisory committees of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and the International Accounting Standards Board. Mr. Goodwin holds a B.S. in Business Administration from the University of California, Berkeley.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2011 ANNUAL MEETING

        Walter H. Moos, Ph.D., age 54, joined us as a director in March 1997. In March 2005, Dr. Moos joined SRI International, an independent nonprofit research institute, as head of the biosciences division. From 1997 to 2004, Dr. Moos served as the Chairman and Chief Executive Officer of MitoKor, Inc., a biotechnology company. From 1991 to 1997, he served as Corporate Vice President and Vice President, Research and Development in the Technologies Division of Chiron Corporation, a biotechnology company. From 1982 to 1991, Dr. Moos held several positions at the Parke-Davis Pharmaceutical Research Division of the Warner-Lambert Company, last holding the position of Vice President, Neuroscience and Biological Chemistry. He has been an Adjunct Professor at the University of California, San Francisco, since 1992. Dr. Moos served on the board of directors of MIGENIX Inc. from 2004 to 2008. Dr. Moos holds an A.B. from Harvard University and a Ph.D. in Chemistry from the University of California, Berkeley.

        Hollings C. Renton, age 62, joined us as a director in January 2004. From June 2000 to March 2008, Mr. Renton served as Chairman of the Board of Onyx Pharmaceuticals, Inc., where he also served as President and Chief Executive Officer from March 1993 and a director from April 1992. Prior to joining Onyx, Mr. Renton was the President and Chief Operating Officer of Chiron Corporation. He assumed that position in 1991 on Chiron's acquisition of Cetus Corporation, where he had been President since 1990 and Chief Operating Officer since 1987. He joined Cetus in 1981 and was Chief Financial Officer from 1983 to 1987. He holds an M.B.A. from the University of Michigan and a B.S. in Mathematics from Colorado State University. Mr. Renton also serves as a member of the boards of directors of Cepheid, the Biotechnology Industry Organization (BIO), and the Special Olympics of Northern California.

        Stephen A. Sherwin, M.D., age 60, joined us as a director in March 2000. Since March 1990, he has served as Chief Executive Officer and director of Cell Genesys, Inc., and as Chairman of the Board of Cell Genesys since March 1994. From March 1990 to August 2001, Dr. Sherwin held the additional position of President of Cell Genesys. From 1983 to 1990, Dr. Sherwin held various positions at Genentech Inc., a biopharmaceutical company, most recently as Vice President, Clinical Research. Dr. Sherwin currently serves as Chairman of the Board of Ceregene, Inc., a former subsidiary of Cell Genesys, which he co-founded in 2001, as a director of Neurocrine Biosciences, Inc., and as a director of the Biotechnology Industry Organization (BIO). He was also a co-founder of Abgenix, Inc., a former subsidiary of Cell Genesys which is now part of Amgen, Inc. Dr. Sherwin received his M.D. from Harvard Medical School and his B.A. from Yale University.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

        The Nasdaq Stock Market ("Nasdaq") listing standards require that a majority of the members of a listed company's Board of Directors qualify as "independent," as affirmatively determined by the Board. The Board consults with our counsel from time to time to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq.

        Consistent with these considerations, after review of all relevant identified transactions and relationships between each director, or any of his family members, and Rigel, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that all of our current directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for James M. Gower, our Chairman of the Board and Chief Executive Officer, and Donald G. Payan, our Executive Vice President, President of Discovery and Research, who are not independent directors by virtue of their employment with the Company. In making this determination, the Board found that none of the directors or nominees for director determined to be independent by the Board had a material or other disqualifying relationship with Rigel.

Meetings of the Board of Directors

        The Board met five times during fiscal year 2008. All of our directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served that were held during the period for which they were directors or committee members, respectively.

        As required under applicable Nasdaq listing standards, in fiscal year 2008, Rigel's independent directors met four times in regularly scheduled executive sessions at which only independent directors were present. Dr. Sherwin leads the communication between the independent directors at the executive sessions of the Board and Rigel's executive management.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has four standing committees: an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2008 for each of the Board committees:

Name	Audit	Compensation	Finance	Nominating and Corporate Governance
James M. Gower			X*
Donald G. Payan, M.D.
Jean Deleage, Ph.D.		X	X
Bradford S. Goodwin	X*
Gary A. Lyons		X
Walter H. Moos, Ph.D.		X*		X
Hollings C. Renton	X
Peter S. Ringrose, Ph.D.				X
Stephen A. Sherwin, M.D.	X		X	X*

Total meetings in fiscal year 2008	8	4	1	2

*
Committee Chairperson

        Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate, to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding "independence" and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee Rigel's corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee: evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent public registered accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed audit, review and attest services and any permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on Rigel's audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in Rigel's Annual Report on Form 10-K; discusses with management and the independent registered public accounting firm the results of the annual audit and the results of Rigel's quarterly financial statements; and reviews the results of management's efforts to monitor compliance with Rigel's programs and policies designed to ensure adherence to applicable laws and rules and Rigel's Code of Conduct, including reviewing and approving related-party transactions.

        The following three directors are the members of the Audit Committee: Messrs. Goodwin and Renton and Dr. Sherwin, all of whom were on the Audit Committee for all of fiscal year 2008. The Audit Committee met eight times during fiscal year 2008. The Audit Committee has adopted a written charter that is available to stockholders on our website at
 http://media.corporate-ir.net/media_files/IROL/12/120936/corpgov/AuditCommitteeCharter_091807.pdf.

        The Board reviews the Nasdaq listing standards definition of "independence" for Audit Committee members on an annual basis and has determined that all members of Rigel's Audit Committee are independent (as independence is currently defined in Rules 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has also determined that Messrs. Renton and Goodwin each qualify as an "audit committee financial expert," as defined in applicable rules and regulations promulgated by the Securities and Exchange Commission, or the SEC, and satisfies the financial sophistication requirements of the Nasdaq listing standards. For each of Messrs. Renton and Goodwin, the Board made a qualitative assessment of each of their level of knowledge and experience, based on a number of factors, including their respective formal education and experience as a person actively supervising a principal financial officer of a public company, as well as Mr. Renton's experience as a principal financial officer for a public company and Mr. Goodwin's experience as a principal accounting officer for a public company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

(1)
The material in this Report of the Audit Committee of the Board of Directors is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

        The Company's management has primary responsibility for preparing the Company's financial statements and establishing the financial reporting process. Rigel's independent registered public accounting firm is responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with United States generally accepted accounting principles.

        The Audit Committee has reviewed and discussed with Rigel's management the audited financial statements for the fiscal year ended December 31, 2008. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 114, The Auditor's Communications with Those Charged with Governance, as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accountants, as required by the applicable requirements of the PCAOB regarding independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountants their independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in Rigel's Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Audit Committee
Bradford S. Goodwin
Hollings C. Renton
Stephen A. Sherwin, M.D.

Compensation Committee

        The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt and oversee Rigel's compensation strategy, policies, plans and programs. The Compensation Committee: reviews and approves corporate performance goals and objectives relevant to the compensation of Rigel's executive officers and other senior management; reviews and approves the compensation and other terms of employment of Rigel's Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other members of senior management; reviews and approves the compensation for Board members; administers Rigel's stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs; and reviews with management Rigel's Compensation Discussion and Analysis, or CD&A, and considers whether to recommend that it be included in Rigel's proxy statements and other filings.

        The following three directors are the members of the Compensation Committee: Drs. Moos and Deleage and Mr. Lyons, all of whom were on the Compensation Committee for all of fiscal year 2008. All members of Rigel's Compensation Committee are independent (as "independence" is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met four times during fiscal year 2008. The Compensation Committee has adopted a written charter that is available to stockholders on our website at
 http://media.corporate-ir.net/media_files/IROL/12/120936/Compensation_Committee_Charter.pdf.

        Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with a representative from management. Our General Counsel serves as the representative of management. The Compensation Committee meets in executive session whenever there is discussion about the compensation of a member of management. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice, or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Rigel, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.

        During 2006, the Compensation Committee engaged Towers Perrin as a compensation consultant. The Compensation Committee interviewed three different firms before selecting Towers Perrin to perform a requested analysis. The Compensation Committee requested that Towers Perrin advise the Compensation Committee on all matters related to our then-current compensation programs and to evaluate the competitiveness and effectiveness of the total compensation package offered to our employees on the basis of market data and trends among our peers. At the request of the Compensation Committee in 2006, Towers Perrin conducted individual interviews with members of the Compensation Committee, management and the head of human resources to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the markets in which we compete. As part of its engagement, Towers Perrin was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Towers Perrin ultimately developed recommendations that were presented to the Compensation Committee for its consideration in the latter part of 2006. Following an active dialogue with Towers Perrin, the Compensation Committee recommended to the Board a long term approach to achieving the recommendations of Towers Perrin. During 2008, in order to determine executive compensation for 2009, the Compensation Committee re-engaged Towers Perrin and, in late 2008, Towers Perrin prepared a draft report analyzing our executive officers' compensation packages against the 2007 compensation packages of executive officers at comparable companies. After the Compensation Committee received the draft report, but before Towers Perrin finalized it, economic conditions changed significantly and our industry experienced higher than usual market volatility. As a result, the Compensation Committee determined that such historical compensation practices were not a reliable indicator of compensation practices for 2009. The updated analysis was never finalized or used in connection with determining executive compensation for 2009. Both the 2006 and the draft 2008 recommendations are discussed further under "Competitive Market Review and Benchmarking" below. The 2008 Towers Perrin engagement was the most recent engagement of a compensation consulting firm by the Compensation Committee.

        Historically, the Compensation Committee has reviewed and recommended to the Board most of the significant adjustments to annual compensation, bonus and equity awards recommendations, and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers, at various meetings throughout the year, matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of Rigel's compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation level and the establishment of performance objectives for the current year. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee and, based upon that evaluation, the Compensation Committee either approves any adjustments to his compensation or makes a recommendation to our Board regarding any such adjustments to his compensation, as well as awards to be granted. For all executive officers and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tally sheets that set forth the total compensation that may become payable to executive officers in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Committee's compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant or public information. However, to date, Towers Perrin has not participated in the determination of director compensation.

        The specific recommendations of the Compensation Committee with respect to executive compensation for fiscal years 2008 and 2009 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is currently, or ever has been, an officer or employee of Rigel. No executive officer of Rigel has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Compensation Committee. Mr. Gower, our Chief Executive Officer, is currently on the Board of Directors of Cell Genesys, Inc., but is not and has not been a member of their Compensation Committee. Dr. Sherwin, a member of our Board, Audit Committee and Nominating and Corporate Governance Committee, has been the Chief Executive Officer of Cell Genesys, Inc. since March 1990.

        Rigel has entered into indemnity agreements with all of our board members, including the members of our Compensation Committee, which provide, among other things, that the Company will indemnify each of them, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director of Rigel, and otherwise to the fullest extent permitted under Delaware law and Rigel's Bylaws.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(2)

        (2)   The material in this Report of the Compensation Committee of the Board is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Compensation Committee
Jean Deleage, Ph.D.
Gary A. Lyons
Walter H. Moos, Ph.D.

Finance Committee

        The Finance Committee of the Board was formed in September 2004. The Finance Committee reviews and approves the overall strategy, plans, policies and actions related to adjustments to Rigel's capital structure, certain financing arrangements and strategic collaborations for the Company. The following three directors are the members of the Finance Committee: Mr. Gower and Drs. Deleage and Sherwin, each of whom were on the Finance Committee for all of fiscal year 2008. Drs. Deleage and Sherwin are each considered independent, as "independence" is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Finance Committee met one time during fiscal year 2008.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for Rigel.

        The following three directors are the members of the Nominating and Corporate Governance Committee: Drs. Moos, Sherwin and Ringrose, all of whom were on the Nominating and Corporate Governance Committee for all of fiscal year 2008. All members of the Nominating and Corporate Governance Committee are independent, as "independence" is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Nominating and Corporate Governance Committee met two times during fiscal year 2008. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at
 http://media.corporate-ir.net/media_files/IROL/12/120936/corpgov/NominatingCommitteeCharter.pdf.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications. The Nominating and Corporate Governance Committee will generally consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, the ability to read and understand basic financial statements, having sufficient time to devote to the affairs of Rigel, reputation for personal integrity and ethics, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Rigel's stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Rigel and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers all factors as it deems appropriate, given the current needs of the Board and Rigel, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to Rigel during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates, after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at least 120 days prior to the anniversary date of the mailing of Rigel's proxy statement for the preceding annual meeting of stockholders to the Legal Department, Rigel Pharmaceuticals, Inc. at 1180 Veterans Boulevard, South San Francisco, CA 94080. The deadline for nominating a director for the 2010 Annual Meeting of Stockholders is December 23, 2009. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company's stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors

        To date, Rigel has not adopted a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. If a formal process for stockholder communications with the Board is adopted, we will publish it promptly and post it on Rigel's website.

        Persons interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Legal Department, Rigel Pharmaceuticals, Inc. at 1180 Veterans Boulevard, South San Francisco, CA 94080. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, Finance or Nominating and Corporate Governance Committee.

CODE OF ETHICS

        We have adopted the Rigel Pharmaceuticals Code of Conduct that applies to all officers, directors and employees. The Code of Conduct is available on our website at
 http://media.corporate-ir.net/media_files/IROL/12/120936/corpgov/codeofconduct.pdf. If Rigel makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, we intend to promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

        In connection with the audit of the 2008 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit and interim review services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

        The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2008 and December 31, 2007 by Ernst & Young LLP, the Company's independent registered public accounting firm.

	Fiscal Year Ended
	2008	2007
	(in thousands)
Audit fees	$770	$768
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total fees	$770	$768

        "Audit fees" consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Audit fees in 2008 included approximately $119,000 of fees related to comfort letters associated with our public offering in February 2008. Audit fees in 2007 included approximately $176,000 of fees related to comfort letters associated with our public offering in May 2007.

        "Audit-related fees" consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." No such fees were billed during either fiscal year 2008 or 2007.

        "Tax fees" include fees for tax compliance, tax and planning and tax advice. No such fees were billed during either fiscal year 2008 or 2007.

        "All other fees" consist of fees for products and services other than the services described above. No such fees were billed during either fiscal year 2008 or 2007.

        All fees described above were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee pre-approves all audit and permissible non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm, or on an individual, explicit case-by-case basis, before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

MANAGEMENT
EXECUTIVE OFFICERS

        Set forth below is the name, age, position and a brief account of the business experience of each of our executive officers as of March 27, 2009.

Name	Age	Position
James M. Gower	60	Chief Executive Officer, Chairman of the Board and Director
Donald G. Payan, M.D.	60	Executive Vice President, President of Discovery and Research
Ryan D. Maynard	39	Chief Financial Officer and Vice President
Raul R. Rodriguez	48	Executive Vice President, and Chief Operating Officer
Elliott B. Grossbard, M.D.	61	Executive Vice President, Chief Medical Officer
Dolly A. Vance	44	Senior Vice President, General Counsel and Corporate Secretary

        James M. Gower has been our Chairman of the Board and Chief Executive Officer since October 2001. Mr. Gower joined us as our President, Chief Executive Officer and as a member of our Board in January 1997. From 1992 to March 1996, Mr. Gower was President and Chief Executive Officer of Tularik Inc., a biotechnology company developing small-molecule drugs regulating gene expression. Prior to Tularik, Mr. Gower spent ten years at Genentech, Inc., a biopharmaceutical company, where he most recently served as Senior Vice President. During his ten years at Genentech, Mr. Gower was responsible for business development and sales and marketing functions. In addition, he established and managed Genentech's foreign operations in Canada and Japan and served as President of Genentech Development Corporation. Mr. Gower serves on the Board of Directors of Cell Genesys, Inc. He holds a B.S. and an M.B.A. in Operations Research from the University of Tennessee.

        Donald G. Payan, M.D., one of our co-founders, has been a member of our Board since July 1996 and served as our Executive Vice President and Chief Scientific Officer since January 1997. In February 2008, Dr. Payan became our Executive Vice President, President of Discovery and Research. From January 1997 to July 1998, he also served as our Chief Operating Officer. From July 1996 to January 1997, Dr. Payan served as our President and Chief Executive Officer. From December 1995 to May 1996, Dr. Payan was Vice President of AxyS Pharmaceuticals, Inc., a biopharmaceutical company. From September 1992 to December 1995, Dr. Payan was Executive Vice President and Chief Scientific Officer of Khepri Pharmaceuticals, Inc., which he founded and subsequently merged with AxyS Pharmaceuticals. Dr. Payan did his residency training in medicine at the Massachusetts General Hospital, and is a former professor at the University of California, San Francisco and member of the Howard Hughes Medical Institute.

        Ryan Maynard was appointed Vice President and Chief Financial Officer in January 2007. He joined Rigel in September 2001 as Corporate Controller and was appointed as an Assistant Secretary in October 2001. In June 2006 he became Vice President of Finance and Acting Chief Financial Officer. Prior to joining Rigel, Mr. Maynard was Corporate Controller and Director of Finance and Accounting for Personify, Inc., an e-commerce software company, from November 1999 to April 2001. From July 1998 to October 1999 he served as Controller of General Magic, Inc. and from July 1994 to June 1998 he held various positions at Siliconix, Inc., most recently as Senior Finance Manager. He previously worked at Ernst & Young, LLP, where he became a certified public accountant. Mr. Maynard holds a B.S. degree in Commerce—Accounting from Santa Clara University.

        Raul R. Rodriguez joined us as our Vice President, Business Development in April 2000 and became our Senior Vice President, Business Development and Commercial Operations in December 2002. In June 2004 Mr. Rodriguez became our Executive Vice President and Chief Operating Officer. From 1997 to March 2000, he served as Senior Vice President, Business Development and Operations for Ontogeny, Inc., a biotechnology company. From 1994 to 1997, he served as the Executive Director, Business Development and Market Planning for Scios, Inc., a pharmaceutical company. From 1989 to 1994, Mr. Rodriguez held various positions at G.D. Searle & Company, a pharmaceutical company. In these companies, Mr. Rodriguez held positions of increasing responsibility in the areas of business development and planning. After earning his Bachelor's degree from Harvard College, he went on to earn his Masters of Public Health at the University of Illinois. Subsequently, he received his M.B.A. at the Stanford Graduate School of Business

        Elliott B. Grossbard, M.D., joined us as Senior Vice President of Medical Development in April 2002. In February 2008, Dr. Grossbard became our Executive Vice President, Chief Medical Officer. Prior to joining Rigel, Dr. Grossbard was Vice President, Clinical Affairs for Avigen Inc., an Alameda-based gene therapy products company. Before that, Dr. Grossbard served as Senior Vice President of Development and Vice President of Medical and Regulatory Affairs at Scios, Inc. During his tenure there, he oversaw several operational areas, including pharmacology/toxicology, quality control/quality and manufacturing/process sciences. He was also integral in the clinical development of Scios' lead compound Natrecor® (nesiritide), which was recently approved by the FDA for the treatment of acute heart failure, and the preclinical development of a variety of proteins, peptides and small molecules. From 1982 through 1990, Dr. Grossbard held the positions of Associate Director, Clinical Research, and Director, Clinical Research at Genentech Inc. At Genentech, he directed the development of the thrombolytic agent Activase® tissue plasminogen activator (TPA) from the earliest preclinical studies through clinical trials, NDA filing and FDA approval. Dr. Grossbard joined Genentech from Hoffman-LaRoche where he held various positions in clinical research. Dr. Grossbard's primary research focus at Roche was on the interferon-alpha (Roferon®) program. Prior to joining the corporate sector, Dr. Grossbard held numerous academic appointments at such leading research institutions as Memorial Sloan-Kettering and Cornell University Medical Center, including Director of the Adult Bone Marrow Transplant Program at Memorial Sloan-Kettering. Dr. Grossbard serves on the board of VentiRx Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Grossbard received his B.A. from Columbia College in 1969 and his M.D. from Columbia University in 1973. In addition, he received a M.S. in Law from Yale University School of Law in 1981. He trained in Medicine at Massachusetts General Hospital and in Hematology at Columbia University and Sloan-Kettering.

        Dolly A. Vance was appointed Senior Vice President, General Counsel and Corporate Secretary in January 2007. Ms. Vance had been serving as Vice President and General Counsel since January 2003. She joined Rigel in September 2000 as Rigel's first in-house counsel. Until September 2000, she was at the law firm of Flehr Hohbach Test Albritton & Herbert (now Dorsey Whitney), where she was a partner. Prior to law school she worked in various research laboratories, including the laboratory of Norman Davidson at California Institute of Technology. She holds a Bachelor's degree from University of California, San Diego and a J.D. degree from Boston University School of Law.

        Our executive officers are appointed by our Board and serve until their successors are elected or appointed. There are no family relationships among any of our directors or executive officers.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        As of March 27, 2009, stock options covering an aggregate of 6,245,585 shares of common stock were outstanding under the 2000 Equity Incentive Plan, or the 2000 Plan, and the 2000 Non-Employee Directors' Stock Plan, or the Directors' Plan (5,924,319 under the 2000 Plan and 321,266 under the Directors' Plan), and 4,572,216 shares of common stock (plus any shares that might in the future be returned to the 2000 Plan and the Directors' Plan as a result of the repurchase of shares or the cancellation or expiration of options) remained available for future grant under the 2000 Plan and the Directors' Plan (4,361,271 shares under the 2000 Plan and 210,945 shares under the Directors' Plan). The weighted average exercise price of all options outstanding as of March 27, 2009 was approximately $16.95 ($17.03 for shares under the 2000 Plan and $15.46 for shares under the Directors' Plan), and the weighted average remaining term of such options was approximately 6.55 years (6.50 years under the 2000 Plan and 7.52 years under the Directors' Plan). A total of 36,700,860 shares of common stock were outstanding as of March 27, 2009. Except as set forth above, as of March 27, 2009, 100,000 shares of common stock were subject to issuance upon the exercise of outstanding warrants and no other shares were subject to issuance upon the conversion of any convertible securities. A total of 36,700,860 shares of common stock were outstanding as of April 1, 2009.

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2008.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,486,625	$16.72	5,895,570	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	6,486,625	$16.72	5,895,570	(1)

(1)
Includes 1,409,931 shares of common stock authorized for future issuance under the Company's 2000 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 27, 2009 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Unless otherwise indicated, the address for each beneficial owner listed below is: c/o Rigel Pharmaceuticals, Inc., 1180 Veteran Boulevard, South San Francisco, CA 94080.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Five percent stockholders
FMR LLC(2) 82 Devonshire Street Boston, MA 02109	5,147,530	14.03%
Wellington Management Company, LLP(3) 75 State Street Boston, MA 02109	4,266,488	11.63%
Entities Affiliated with OppenheimerFunds, Inc.(4) Two World Financial Center 225 Liberty Street New York, NY 10281	3,684,134	10.04%
Entities Affiliated with Deerfield Group(5) 780 Third Avenue, 37th Floor New York, NY 10017	3,621,087	9.87%
Entities Affiliated with D.E. Shaw Valence Portfolios, L.L.C.(6) 120 W. 45th Street, Tower 45, 39th Floor New York, NY 10036	3,058,037	8.33%
Entities Affiliated with Barclays Global Investors, NA(7) 400 Howard Street San Francisco, CA 94105	2,169,533	5.91%
Directors and executive officers
James M. Gower(8)	1,049,842	2.86%
Donald G. Payan, MD(9)	777,896	2.12%
Raul Rodriguez(10)	629,143	1.71%
Elliott B. Grossbard, M.D.(11)	575,229	1.57%
Ryan D. Maynard(12)	326,285	*
Walter H. Moos, Ph.D.(13)	68,055	*
Stephen A. Sherwin, M.D.(14)	66,943	*
Jean Deleage, Ph.D.(15)	66,678	*
Hollings C. Renton(16)	65,276	*
Peter S. Ringrose, Ph.D.(17)	55,276	*
Bradford S. Goodwin(18)	45,554	*
Gary A. Lyons(19)	45,276	*
All executive officers and directors as a group (13 persons)(20)	4,287,161	11.68%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 36,700,860 shares of the common stock of the Company outstanding on March 27, 2009, adjusted as required by rules promulgated by the SEC.

(2)
Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC ("FMR") and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,729,040 shares of the common stock of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"). The ownership of one investment company, Fidelity Growth Company Fund ("Fidelity"), amounted to 3,658,256 shares of the common stock outstanding. Edward C. Johnson 3d and FMR, through its control of Fidelity and the funds, each has sole power to dispose of 4,729,040 shares owned by the funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR, are the predominant owners, directly or through trusts, of shares of Series B voting common stock of FMR, representing approximately 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all shares of Series B voting common stock will be voted in accordance with the majority vote of shares of Series B voting common stock. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d, Chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds' boards of trustees. Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 413,690 shares of the common stock of the Company as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR, through its control of PGATC, each has sole dispositive power over 413,690 shares of the common stock of the Company and sole power to vote or to direct the voting of 413,690 shares of the common stock of the Company owned by the institutional accounts managed by PGATC. FIL Limited ("FIL"), and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under Rule 13d-1(b)(1) of the Exchange Act pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 4,800 shares. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR and FIL are separate and independent corporate entities, and their boards of directors are generally composed of different individuals. FMR and FIL are of the view that they are not acting as a "group" for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities "beneficially owned" by the other corporation within the meaning of Rule 13d-3 under the Exchange Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated with their own for purposes of Section 13(d).

(3)
Wellington Management Company, LLP ("Wellington Management"), an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) promulgate under the Exchange Act, may be deemed to have beneficial ownership of 4,266,488 shares of the common stock of the Company that are held of record by clients of Wellington Management. Those clients have the right to receive, or the power to direct the receipt of, dividends or the proceeds from the sale of such securities. No such client is known to have such right or power with respect to more than five percent of the Company's common stock.

(4)
OppenheimerFunds, Inc., an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E) promulgated under the Exchange Act, beneficially owns 3,684,134 shares of the common stock of the Company, 3,500,000 shares of which are beneficially owned by Oppenheimer Global Opportunities Fund, an investment company registered under section 8 of the Investment Company Act. For purposes of the reporting requirements of the Exchange Act, OppenheimerFunds, Inc. may be deemed to be a beneficial owner of such securities, though OppenheimerFunds, Inc. disclaims beneficial ownership of such 3,684,134 shares pursuant to Rule 13d-4 under the Exchange Act.

(5)
These shares of common stock of the Company are held as follows: Deerfield Capital, L.P. beneficially owns 1,065,024 shares, Deerfield Partners, L.P. beneficially owns 889,547 shares, Deerfield Special Situations Fund, L.P. beneficially owns 175,477 shares, Deerfield Management Company, L.P. beneficially owns 2,556,063 shares, Deerfield International Limited beneficially owns 2,221,433 shares, Deerfield Special Situations Fund International Limited beneficially owns 334,630 shares and James E. Flynn beneficially owns 3,621,087 shares.

(6)
These shares of common stock of the Company are held as follows: D.E. Shaw Valence Portfolios, L.L.C. beneficially owns 3,019,237 shares, D.E. Shaw & Co., L.P. beneficially owns 3,058,037 shares (3,019,237 shares of which are held in the name of D.E. Shaw Valence Portfolios, L.L.C. and 38,800 shares of which are held under the management of D.E. Shaw Investment Management, L.L.C.), and David E. Shaw beneficially owns 3,058,037 shares (3,019,237 shares of which are held in the name of D.E. Shaw Valence Portfolios, L.L.C. and 38,800 shares of which are under the management of D.E. Shaw Investment Management, L.L.C.). David E. Shaw does not own any shares directly. By virtue of David E. Shaw's position as President and sole shareholder of D.E. Shaw & Co., Inc., which is the general partner of D.E. Shaw & Co., L.P., which in turn is the managing member and investment advisor of D.E. Shaw Valence Portfolios, L.L.C. and the managing member of D.E. Share Investment Management, L.L.C., David E. Shaw may be deemed to have the shared power to vote or direct the vote of 3,044,837 shares, and the shared power to dispose or direct the disposition of 3,058,037 shares, and, therefore, David E. Shaw may be deemed to be the beneficial owner of such shares. David E. Shaw disclaims beneficial ownership of such 3,058,037 shares.

(7)
These shares of common stock of the Company are held as follows: Barclays Global Investors, NA, a bank as defined in Section 3(a)(6) of the Exchange Act, beneficially owns 803,047 shares, and Barclays Global Fund Advisors, an investment advisor in accordance with Rule 13d(b)(1)(ii)(E) promulgated under the Exchange Act, beneficially owns 1,366,486 shares. The 2,169,533 shares are held by each entity in trust accounts for the economic benefit of the beneficiaries of those accounts.

(8)
Includes 869,166 shares subject to stock options which are exercisable within 60 days.

(9)
Includes 659,562 shares subject to stock options which are exercisable within 60 days.

(10)
Includes 600,659 shares subject to stock options which are exercisable within 60 days.

(11)
Includes 573,229 shares subject to stock options which are exercisable within 60 days.

(12)
Includes 326,285 shares subject to stock options which are exercisable within 60 days.

(13)
Includes 65,833 shares subject to stock options which are exercisable within 60 days.

(14)
Includes 66,943 shares subject to stock options which are exercisable within 60 days.

(15)
Includes 56,388 shares subject to stock options which are exercisable within 60 days.

(16)
Includes 65,276 shares subject to stock options which are exercisable within 60 days.

(17)
Includes 55,276 shares subject to stock options which are exercisable within 60 days.

(18)
Includes 35,554 shares subject to stock options which are exercisable within 60 days.

(19)
Includes 45,276 shares subject to stock options which are exercisable within 60 days.

(20)
Includes shares owned by and granted to executive officers that are not Named Executive Officers. Includes 3,929,901 shares subject to stock options which are exercisable within 60 days, as described in the notes above, as applicable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        Our Compensation Committee reviews and approves our executive compensation philosophy, objectives and methods, evaluates the performance of the Company and our executive officers and either approves executive compensation or makes recommendations for ratification by our independent Board members. Between Board meetings, our Compensation Committee consults with various members of management, other committees of the Board or other members of the Board and/or independent third party consultants, where appropriate, and reviews management's compensation recommendations. The members of our Compensation Committee are appointed by our Board, and each member is an independent director (as "independence" is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The members of our Compensation Committee are Dr. Jean Deleage, Mr. Gary A. Lyons, and Dr. Walter H. Moos, who is the chairman.

Overall Goal

        Our executive compensation and benefit program is designed to motivate our management team to create long-term value for our stockholders by achieving strategic business objectives while effectively managing the risks and challenges inherent in a clinical stage biotechnology company. We have created a compensation package that combines short and long-term compensation components, cash and equity components, and fixed and contingent components, in proportions that our Compensation Committee believes are optimized to most effectively attract and retain exceptional senior management and motivate them to achieve maximum stockholder value. Our executive officers' base salaries, target annual bonus levels and annual equity incentive award amounts are set at levels that are designed to promote achievement of challenging short-term and long-term corporate goals and to be competitive with companies that the Compensation Committee considers to be peers in our industry in order to retain the best senior management.

Process for Setting Executive Compensation and Role of Our Compensation Committee

        We seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. In order to achieve this, we evaluate and reward our executive officers based on their contributions to the achievement of annual goals and objectives set early in the year. Performance is reviewed at least annually through processes discussed further below, with a focus on our research, clinical, regulatory, financial, and operational performance, and in view of economic and financial conditions.

        Our Compensation Committee typically meets at least three times a year to evaluate the performance of our executive officers and the impact that performance has made with respect to achievement of Rigel's corporate strategies, business objectives and the long-term interests of Rigel's stockholders by: carefully reviewing Rigel's corporate objectives and scientific and business opportunities as identified by our senior management and directors; being updated, from time to time, on our compensation and benefit plan policies; receiving updates on the various compensation options, emerging topics and best practices; customizing those compensation options to the Company's goals and objectives; and either approving compensation arrangements or taking its recommendations to the independent directors of the Board for approval. Typically, such decisions are made throughout the year, with compensation packages awarded by the Compensation Committee or Board at quarterly meetings planned in advance.

        For executive compensation decisions, our Compensation Committee considers the recommendations of our Chief Executive Officer. Mr. Gower participated in our Compensation Committee's deliberations concerning executive compensation matters in 2008, but not, to date, in 2009. However, Mr. Gower did not participate in the determination of his own compensation, nor did he participate in deliberations with respect to his compensation. Our Chief Executive Officer also annually leads the development of our corporate objectives and goals, which are reviewed and generally approved by the Compensation Committee, after considering input from the Board. Alternatively, such corporate objectives and goals may be approved by our Board after considering input from the Compensation Committee. In 2008 and, to date, 2009, Ms. Vance also provided to our Compensation Committee general and Rigel-specific information with respect to compensation matters. Other than as described above, no other executive officers participate in the determination or recommendation of the amount or form of executive officer compensation. Our Compensation Committee does not delegate any of its functions to others in determining executive officer compensation, and, except as described below, we have not engaged any consultants with respect to executive compensation matters.

        From time to time, our Compensation Committee engages a well-established consulting firm to analyze our executive officers' compensation packages against the compensation packages of executive officers at comparable companies to ensure that our compensation packages are competitive with our peers, with the goal of retaining and adequately motivating our senior management. In 2006, Towers Perrin, a compensation consulting firm, delivered to the Compensation Committee a report evaluating our executive officers' compensation packages against the compensation packages of executive officers at comparable companies. In late 2008, at the request of our Compensation Committee in connection with determining executive compensation for 2009, Towers Perrin delivered a new draft report evaluating our 2007 compensation packages against the 2007 compensation packages of comparable companies identified in the draft report. After the Compensation Committee received the draft report, but before Towers Perrin finalized it, economic conditions changed significantly and the industry experienced higher than usual market volatility. Although the Compensation Committee had the draft report updated to reflect the 2008 compensation practices of comparable companies, due to deteriorating economic conditions, the Compensation Committee determined that such historical compensation practices were no longer a reliable indicator of compensation practices for 2009. The updated analysis was never finalized or used in connection with determining executive compensation for 2009. Both the 2006 and the draft 2008 evaluations are discussed under "Competitive Market Review and Benchmarking" below.

Executive Compensation Program

        We believe that the most effective compensation and benefit program is one that provides competitive base pay to recruit and retain high-level employees, rewards the achievement of established annual and long-term goals and objectives with appropriate equity and non-equity incentive awards, and promotes long-term employment of key members of management with time-vesting equity compensation.

  Components of our Compensation Program

        Our performance driven compensation program consists of three components: base salary, short-term cash incentive compensation, and long-term equity incentive compensation. The Compensation Committee has determined that these three components, with a portion of total compensation allocated to "at-risk" performance-based incentives, best align the interests of our executive officers with those of our stockholders. The Compensation Committee does not have any formal policies for allocating compensation among the three components. The Compensation Committee reviews relevant market compensation data and uses its judgment to determine the appropriate level and mix of compensation on an annual basis to ensure that compensation is competitive and that we are able to attract and retain capable executive officers. In view of the current economic and financial environment, the Compensation Committee has reviewed the design and operation of our compensation programs, including the performance objectives and target levels used in connection with incentive awards, and determined that these arrangements remain in line with our corporate objectives.

        Base Salary.    The base salaries that we pay to our executive officers and other employees are designed to compensate them for day-to-day services rendered during the fiscal year. Appropriate base salaries are used to recognize the experience, skills, knowledge and responsibilities required of each executive officer and to allow us to attract and retain officers capable of leading us to achievement of our business goals in competitive market conditions. The base salaries of our Named Executive Officers is reviewed on at least an annual basis and adjustments are made to reflect performance-based factors, for the company as well as the individual, and competitive market conditions, as discussed under "Competitive Market Review and Benchmarking" below. The Compensation Committee also takes into account subjective performance criteria, such as an executive officer's ability to lead, organize and motivate others, develop the skills necessary to mature with the company, set realistic goals to be achieved in his or her respective area, and recognize and pursue new business opportunities that enhance our growth and success. The Compensation Committee does not apply specific formulas to determine increases, but instead makes an evaluation of each executive officer's contribution to our long-term success. Annual adjustments to salaries are effective as of January 1 of each year, with mid-year adjustments to salaries made under special circumstances, such as promotions or increased responsibilities, or in order to align certain salaries with those of individuals in peer companies in a step-wise fashion.

        Short-Term Cash Incentive Compensation.    Annual cash performance bonuses are designed both to reward our executive officers for their contributions to achievement of Company goals and objectives, and to motivate our executive officers with respect to future performance. Therefore, our Compensation Committee views cash incentive compensation as an important component of both our short-term and long-term compensation packages. Awards under the cash incentive program are based on a thorough quantitative and qualitative review of facts and circumstances related to company, department, function and individual performance, as compared to the corporate goals approved by the Compensation Committee or the Board during the first quarter of the previous year. When establishing awards, the Compensation Committee also considers, among other things, general market and industry conditions and economic changes during the relevant fiscal year. The Compensation Committee reviews the cash incentive program on a regular basis to consider whether, and to what extent, an individual is eligible to receive an award pursuant to the applicable cash incentive plan. Each year, the Compensation Committee establishes a target bonus payout based on a percentage of the applicable individual's base salary. The target bonus payout for an individual varies depending on the individual's position and responsibilities. The corporate goals established by the Compensation Committee are designed to be aggressive, but are goals that the Compensation Committee believes can be attained if the Company performs according to plan. In the event the Company or an individual displays exemplary or inadequate performance for the year, the Compensation Committee, in exercising its discretion, may grant bonuses in excess of the target bonus levels, up to a maximum of two times the target bonus payout the individual is eligible to receive. Generally, in order to be eligible to receive the maximum bonus payout, the Company's performance must not only exceed the targets established by the Compensation Committee, but the individual's contribution to that achievement must exceed the contribution expected of that individual in the course of performing their duties at the level expected of someone in that individual's position.

        Long-Term Incentive Compensation.    Our long-term incentive compensation is in the form of equity awards and is designed to align management's performance objectives with the interests of our stockholders to create long-term value in the Company, as demonstrated through stock price performance. Our Compensation Committee grants time-vesting options to purchase our common stock to executive officers in order to enable them to participate in the long-term appreciation of our stock value, which is dependent on us achieving our long-term goals. Employees in more senior roles have an increasing proportion of their compensation tied to long-term performance, because they are in a position to have greater influence on longer-term results. The value of such options are contingent on company performance and the resulting increase in our stock's value over time.

        In general, stock options are granted periodically to existing executive officers and upon the hire or promotion of new executive officers, and are subject to vesting over time, based on the executive officer's continued employment. Generally, options granted to an executive officer who became such an officer for the first time will vest monthly over a four year period and are not available for exercise until after the first full year of employment, in any position, at the company. In 2008 and, to date, 2009, options granted to officers who were already executive officers at the start of the year vest monthly over a one year period from the date of the grant. The exercise price of options is the fair market value of our common stock on the date of grant, which is equal to the closing price of our stock on the date immediately preceding the grant date. Typically, stock option grants are made to our existing executive officers during the first quarter of each fiscal year, but grants may be made by the Board or the Compensation Committee at other times if, for example, outstanding grants expire unexercised, a mid-year promotion is made or additional responsibilities are taken on, meriting a supplemental grant, or an equity plan that is low in available shares at the time of a grant is replenished later in the year, making available shares to which the individual would otherwise be entitled.

        The factors considered in determining the size of option grants include the executive officer's position within the company, the percentage ownership of the company that the options represent on a fully-diluted basis, the executive officer's percentage ownership in the company as compared to the executive officer's peers both internally and externally at other comparable companies in the biotechnology industry, the vesting status of options already held by the executive officer, if any, and the executive officer's contributions to both the creation of value and the long-term success of the company.

Perquisites and Other Benefits

        We provide general employment benefits to our executive officers on the same basis as the benefits provided to all employees, including health, vision and dental insurance, term life insurance, and short-and long-term disability insurance. We do not have programs in place to provide personal perquisites for any employee.

Total Compensation

        We believe our that our 2008 executive compensation packages were reasonable and consistent with our financial performance, the individual performance of each of our Named Executive Officers and the overall achievement of the goals that we believe create and enhance stockholder value. The competitive posture of our total annual direct compensation versus the market benchmarks is expected to vary year to year, based on company and individual performance, as well as the performance of the peer group companies and their respective levels of annual performance bonus awards made to their executive officers with which we compare. In light of our compensation philosophy, we believe that the total compensation package for our executive officers should continue to consist of base salary, annual cash incentive awards (bonuses) and long-term equity-based incentive compensation.

2008 Executive Compensation

        Base Salary.    In establishing the 2008 base salaries of the Named Executive Officers, our Compensation Committee took into account a number of factors, including each executive officer's experience, position and functional role, level of responsibility, accomplishments against personal and group objectives, uniqueness of applicable skills, and the demand and competitiveness for attracting and retaining an individual with their specific expertise and experience in the biotechnology industry, as well as market conditions as discussed under "Competitive Market Review and Benchmarking" below. Based on this analysis, in January 2008, our Compensation Committee recommended and approved setting Mr. Gower's 2008 base salary at $600,000, a 20.00% increase from his prior year's salary, Dr. Payan's 2008 base salary at $483,000, a 15.00% increase from his prior year's salary, Dr. Grossbard's 2008 base salary at $450,000, a 15.38% increase from his prior year's salary, Mr. Rodriguez's 2008 base salary at $430,000, a 13.16% increase from his prior year's salary, and Mr. Maynard's 2008 base salary at $300,000, a 15.38% increase from his prior year's salary. In addition to reflecting the factors set forth above, the increases in the base salaries of Messrs. Gower and Maynard were deemed appropriate in light of the 2008 base salaries of comparable positions held by executive officers of the Company's peer group (as discussed under "Competitive Market Review and Benchmarking" below). Drs. Grossbard's and Payan's base salary increases were deemed appropriate given that each of their responsibilities expanded considerably following their promotions. Mr. Rodriguez's base salary increase was also deemed appropriate given that his responsibilities in 2008 also expanded considerably in comparison to his responsibilities in 2007.

        Short-Term Cash Incentive Compensation.    For performance in fiscal year 2008, an individual was eligible to receive a cash incentive award equal to 5% to 60% of his or her 2008 base salary, with the range for our executive officers equal to 40% to 60% of the executive officer's 2008 base salary, based on the achievement of specific corporate goals recommended by the Compensation Committee and approved by the Board at the beginning of fiscal year 2008, pursuant to our 2008 Cash Incentive Plan. Pursuant to its charter, the Compensation Committee has the authority to use its discretion in setting the goals and bonus targets to which short-term compensation is tied, as well as to modify these goals and targets. The maximum cash incentive award our executive officers were eligible to receive with respect to 2008 performance was 80% to 120%, depending on the executive officer's position and responsibilities. As described in our "Management's Discussion and Analysis of Results of Operations and Financial Condition" in our annual report on Form 10-K, we have faced an increasingly difficult business environment as economic conditions have deteriorated while, at the same time, financing options have become limited. Given the impact on our results of operations and financial condition, we have implemented significant cost cutting measures that are designed to reinforce our long-term strength. These measures have included reducing the number of employees, cutting certain research programs and looking at reducing costs at all operating levels. In light of these ongoing cost cutting efforts, the Compensation Committee determined it was not appropriate, from the perspectives of various stakeholders, including employees and stockholders, to recommend any cash incentive awards for 2008 and the Board subsequently approved that recommendation. In reaching its determination, the Compensation Committee considered the negative consequences from an incentive standpoint, given the importance of cash incentive compensation as a component of our executive compensation program, but determined that the elimination of cash incentive awards for 2008 will not put us at a competitive disadvantage for the purposes of attracting or retaining executive talent, when considered in the context of our overall executive compensation program. The Compensation Committee will continue to consider current economic conditions when evaluating whether and to what extent to make cash incentive awards in the future.

        Long-Term Incentive Compensation.    In 2008, options to purchase 635,000 shares were granted to our Named Executive Officers, including an option to purchase 165,000 shares of our common stock granted to Mr. Gower, an option to purchase 140,000 shares of our common stock granted to Dr. Payan, 130,000 shares of our common stock granted to Dr. Grossbard, an option to purchase 125,000 shares of our common stock granted to Mr. Rodriguez, and an option to purchase 75,000 shares of our common stock granted to Mr. Maynard.

        In addition to stock options, our executive officers are eligible to participate in our 2000 Employee Stock Purchase Plan (the "ESPP"). The ESPP is available to all Rigel employees and generally permits participants to purchase shares of our common stock at a discount during trading windows in which there is relatively little non-public information available to employees. In 2008, our Named Executive Officers purchased 1,839 shares pursuant to the ESPP, including 907 shares of our common stock purchased by Mr. Gower and 932 shares of our common stock purchased by Mr. Rodriguez.

        Total Compensation.    For information regarding the 2008 compensation for our Named Executive Officers, see the "Summary Compensation Table" and "Grants of Plan-Based Awards" table below.

2009 Executive Compensation

        Base Salary.    In March 2009, our Compensation Committee approved the 2009 base salaries, which did not increase from 2008 base salaries, and stock option grants for the Named Executive Officers. The Compensation Committee determined that there would be no merit or promotional increases to the 2008 base salaries after considering the current economic and financial environment, the financial position and goals of the Company, and the reasonableness of current base salaries in light of the current economic climate and its affect on our industry.

        Short-Term Cash Incentive Compensation.    Also in March 2009, our Compensation Committee set 2009 corporate goals, having been delegated such authority by the Board in January 2009, and approved our 2009 Cash Incentive Plan. Our 2009 corporate goals are designed to incentivize our executive officers to focus on certain operational goals to build toward our success in the future, including goals related to clinical development of our current product candidates, expansion of our pipeline, and our cash position at the end of 2009. Target bonus levels for our executive officers if the company performed at plan range from 40% to 60% of the executive officer's base salary for 2009. The Compensation Committee, in its discretion, may grant bonuses in excess of target bonus levels, up to a maximum of 80% to 120% of the executive officer's base salary, depending on the executive officer's position and responsibilities. As discussed under "2008 Executive Compensation—Short-Term Cash Incentive Compensation" above, the Compensation Committee will continue to consider current economic conditions when evaluating whether and to what extent to award cash incentive awards, as well as to grant equity awards in the future. Our 2009 Cash Incentive Plan was filed as an exhibit to our current report on Form 8-K on April 1, 2009. Consistent with prior practice, we expect that cash incentive awards made pursuant to the 2009 Cash Incentive Plan, if any, will be paid in the first quarter of 2010.

        Long-Term Incentive Compensation.    The Compensation Committee also granted options to purchase shares of our common stock to our executive officers at its meeting in March 2009. In an effort to better align his ownership in the Company relative to his promotion in 2007, Mr. Maynard received the largest grant relative to his percentage of total ownership of the Company and relative to previous grants. Our Named Executive Officers continue to be eligible to participate in our ESPP.

        Total Compensation.    Decisions regarding the 2009 compensation of our Named Executive Officers were based on the executive compensation philosophy and principles discussed elsewhere in this section of the proxy statement, and are set forth in the table below.

2009 COMPENSATION TABLE

Named Executive Officer	Base Salary	Incentive Bonus Target	Number of Stock Options Awarded
James M. Gower	$600,000	60%	190,000
Donald G. Payan, M.D.	$483,000	50%	145,000
Elliott B. Grossbard, M.D.	$450,000	50%	115,000
Raul R. Rodriguez	$430,000	50%	115,000
Ryan D. Maynard	$300,000	40%	150,000

Competitive Market Review and Benchmarking

        When considering compensation packages, our Compensation Committee reviews the compensation packages of similarly-situated executive officers at companies that we consider to be our peers when such information is available and determined to be meaningful. While benchmarking analysis is helpful in determining market-competitive compensation for senior management, leading to better attraction and retention of top-quality executive officers, it is only one factor in determining our executive officers' compensation, and the Compensation Committee has discretion in determining the nature and extent of its use.

        During 2006, the Compensation Committee engaged Towers Perrin as a compensation consultant. The Compensation Committee interviewed three different firms before selecting Towers Perrin to perform a requested analysis. The Compensation Committee requested that Towers Perrin advise the Compensation Committee on all matters related to our then-current compensation programs and to evaluate the competitiveness and effectiveness of the total compensation package offered to our employees on the basis of market data and trends among our peers.

        As part of its engagement, Towers Perrin was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Information considered by Towers Perrin and the Compensation Committee when selecting the peers included information regarding location, number of employees, sales, net income, investments, debt, product development stage and market capitalization, as of the year ended December 2005. Towers Perrin created a list of such peers, which was reviewed by the Compensation Committee. Input was taken from the Compensation Committee as to whether the list reflected our peers. In the 2006 report, the following companies were identified as our peers: Acadia Pharmaceuticals Inc., Anadys Pharmaceuticals Inc., AVANIR Pharmaceuticals, Cell Genesys Inc., Cell Therapeutics Inc., Cytokinetics Inc., Dendreon Corp., Exelixis Inc., ISTA Pharmaceuticals Inc., Kosan Biosciences Inc., Maxygen Inc., ONYX Pharmaceuticals Inc., Renovis Inc., Santarus Inc., SciClone Pharmaceuticals Inc., Sunesis Pharmaceuticals Inc., Telik Inc., and Theravance Inc.

        In 2006, at the request of the Compensation Committee, Towers Perrin also conducted individual interviews with members of the Compensation Committee, management and the head of human resources to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the markets in which we compete. Towers Perrin ultimately developed recommendations that were presented to the Compensation Committee for its consideration in the latter part of 2006. Following an active dialogue with Towers Perrin, the Compensation Committee recommended to the Board a long term approach to achieving the recommendations of Towers Perrin. Specifically, Towers Perrin reviewed the competitiveness of total direct compensation, including base salary, annual cash incentives and our long-term equity incentive plan. Overall, Towers Perrin found the base salaries for our employees in 2006 to be in the 65th percentile of our peers in 2005 and our annual incentives for 2006 to be in the 28th percentile of our competitive market in 2005. Our overall total cash compensation (base salary plus annual cash incentives) in 2006 was found to approximate the median of the market in 2005. When adding the expected value of long-term incentives to the total cash compensation, our total direct compensation levels in 2006 were found to be in the 55th percentile of our peers in 2005, which the Compensation Committee determined to be low to obtain its objectives. Based on these findings and other factors, executive compensation levels were increased for 2007 and again for 2008.

        In early 2008, after interviewing three compensation consulting firms, the Compensation Committee engaged Towers Perrin to prepare a new analysis of executive compensation practices among a comparative group of companies in order to assess our 2009 executive compensation packages. Towers Perrin conducted individual interviews with members of the Compensation Committee, management and our human resources team and researched compensation practices within our industry before identifying an initial peer group. The Compensation Committee reviewed Towers Perrin's initial peer group, and, in finalizing the peer group, considered, among other things, product range, product development stage, market capitalization, number of employees, and public status. After considerable discussion with Towers Perrin, the Compensation Committee identified the following companies as our peers ("2008 peer group"): Alnylam Pharmaceuticals Inc., Arena Pharmaceuticals Inc., Cytokinetics Inc., Exelixis Inc., Human Genome Sciences Inc., Incyte Corporation, InterMune Inc., Seattle Genetics Inc., Theravance Inc., and XenoPort, Inc. In October 2008, Towers Perrin presented a draft report to the Compensation Committee analyzing the 2007 executive compensation practices of the 2008 peer group based on publicly available information. After the Compensation Committee received the draft report, but before Towers Perrin finalized it, economic conditions changed significantly and the industry as a whole, and the 2008 peer group in particular, experienced higher than usual market volatility. In connection with a company-wide effort to reduce costs, the Compensation Committee, rather than Towers Perrin, had the draft report updated to reflect the 2008 executive compensation practices of the 2008 peer group based on publicly available information. To date, the Compensation Committee has not updated the draft report to reflect the 2009 compensation practices of the 2008 peer group, although it/they may do so, if feasible, when 2009 executive compensation information becomes publicly available. Although the Compensation Committee believes the executive compensation practices of the 2008 peer group is still relevant to assessing our executive compensation packages, given the current economic environment, the Compensation Committee did not rely on such historical compensation practices in determining 2009 executive compensation and instead considered the factors discussed under "2009 Executive Compensation" above.

Change of Control Severance Plan and Employment Agreement

        In December 2007, the Company adopted a Change of Control Severance Plan in which our executive officers participate, and entered into an employment agreement with our Executive Vice President, President of Discovery & Research, the terms of each of which are described in the section of this proxy statement entitled "Employment, Severance and Change of Control Agreements".

        The Change of Control Severance Plan was implemented following a review of practices at comparable companies and was implemented in part to maintain the competitiveness and effectiveness of our total compensation package. The Compensation Committee believes that having such an arrangement in place can help us attract and retain key employees in a marketplace where these types of arrangements are commonly offered by our peer companies. We also believe that such arrangements in connection with terminations arising in conjunction with a change of control allow our executive officers to assess a potential change of control objectively, without regard to the potential impact of the transaction on their own job security. The Company sought to implement a plan with terms consistent with those offered at peer companies. Among its key provisions, the plan provides for a double trigger for the payment of benefits because it was considered to be industry standard and appropriately protects our executive officers in the event of termination of employment following a change of control, but not solely as a result of a change of control. In November 2008, our Compensation Committee approved, and we adopted, amendments to the Change of Control Severance Plan to reflect the requirements of the final regulations of Section 409A of the Internal Revenue Code. Among the changes were revised definitions of "qualifying termination," elimination of the participants' discretion to choose the order of reduction of benefits if a reduction is necessary under the parachute payment provisions, and addressing the timing of payments in connection with the execution and effectiveness of a general waiver and release.

        The Company entered into the employment agreement with Dr. Payan in December 2007 as an amendment and restatement of a previous agreement with Dr. Payan in order to synchronize the terms of Dr. Payan's employment with the terms of the Change of Control Severance Plan and to otherwise update the prior agreement to reflect changes in law and general practice. In November 2008, our Compensation Committee approved, and we adopted, amendments to Dr. Payan's employment agreement to reflect the requirements of the final regulations of Section 409A of the Internal Revenue Code. Among the changes were revised definitions of "qualifying termination," revisions to provide for direct payment of COBRA premiums to an insurer, and addressing the timing of payments in connection with the execution and effectiveness of a general waiver and release.

Tax and Accounting Impact on Compensation

        The accounting and tax consequences to the Company of certain compensation elements are important considerations for the Compensation Committee when evaluating and recommending compensation packages for our executive officers. Generally, the Compensation Committee seeks to balance its objective to create an effective compensation program that attracts, retains and rewards executives in order to maximize the return to stockholders with the need for appropriate accounting and tax consequences of such compensation.

        We believe it is in the Company's best interest, to the extent practical, to have executive officer compensation be fully deductible under Section 162(m) of the Code, which generally provides that a publicly-held company may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. Compensation that is "performance-based compensation" within the meaning of the Code does not count toward the $1 million deduction limit. Stock options granted under our 2000 Plan meet the requirements of Section 162(m).

        We have taken steps to structure payments to executive officers to meet the Section 162(m) requirements, where feasible. Executive compensation at the Company has historically met the annual compensation limit of Section 162(m), and our CEO's compensation was within the $1 million limit in 2008.

        Our Compensation Committee nevertheless retains the discretion to provide compensation that potentially may not be fully deductible to reward performance or enhance retention. Accordingly, we may grant awards and/or enter into compensation arrangements under which payments are not deductible under Section 162(m).

SUMMARY COMPENSATION TABLE(1)

        The following table shows, for the fiscal years ended December 31, 2006, 2007 and 2008, compensation awarded to or paid to or earned by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
James M. Gower,	2006	455,000	0	1,891,862	150,150	2,315	2,499,327
Chief Executive Officer,	2007	500,000	300,000	1,579,114	300,000	2,412	2,681,526
Chairman of the Board	2008	600,000	0	3,565,591	0	3,712	4,169,303
and Director
Donald G. Payan, M.D.,	2006	395,000	0	1,117,285	130,350	2,315	1,644,950
Executive Vice President,	2007	420,000	210,000	992,137	210,000	2,412	1,834,549
President of Discovery and	2008	483,000	0	2,859,462	0	3,712	3,346,174
Research
Elliott B. Grossbard, M.D.,	2006	365,000	0	1,017,079	120,450	2,315	1,504,844
Executive Vice President,	2007	390,000	175,500	914,945	175,500	2,412	1,658,357
Chief Medical Officer	2008	450,000	0	2,636,678	0	3,712	3,090,390
Raul R. Rodriguez,	2006	355,000	0	1,136,923	117,150	807	1,609,880
Executive Vice President and	2007	380,000	190,000	948,780	190,000	841	1,709,621
Chief Operating Officer	2008	430,000	0	2,542,555	0	844	2,973,399
Ryan D. Maynard,	2006	219,583	0	485,959	68,186	420	774,148
Vice President,	2007	260,000	104,000	935,199	104,000	501	1,403,700
Chief Financial Officer	2008	300,000	0	1,702,692	0	506	2,003,198

(1)
See "Compensation Discussion and Analysis" above for complete description of compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such payment, including payment of annual incentives, as well as performance criteria on which such payments were based.

(2)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006, 2007 and 2008 fiscal years for the fair value of grants made to each executive, in accordance with Financial Accounting Standards Board's Statement of Financial Accounting Standards 123(R) (SFAS 123R), and therefore include amounts for grants (i) with respect to 2006, made in 2003 through 2006 that vested in 2006, (ii) with respect to 2007, made in 2003 through 2007 that vested in 2007, and (iii) with respect to 2008, made in 2004 through 2008 that vested in 2008. The amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these grants, refer to Note 4 "Stock-Based Compensation" in our Form 10-K for the year ended December, 31, 2008.

(3)
Reflects the value of cash incentive bonuses earned in 2007 but paid in 2008. Cash incentive payments earned with respect to 2007 performance were paid under our 2007 Cash Incentive Plan. No cash incentive payments with respect to 2008 performance were paid under our 2008 Cash Incentive Plan. For more information regarding these awards, see the discussion entitled "Executive Compensation Program—Components of our Compensation Program—Short-Term Cash Incentive Compensation" above.

(4)
Reflects life insurance policy premiums paid by us.

GRANTS OF PLAN-BASED AWARDS

        The following table shows for the fiscal year ended December 31, 2008, certain information regarding grants of plan-based awards to the Named Executive Officers:

					All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				Exercise or Base Price of Option Awards ($/Sh)(2)	Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
James M. Gower	1/31/08
2000 Plan		—	—	—	165,000	26.45	27.53	3,138,613.50
2008 Cash Incentive Plan(4)		—	360,000	720,000	—	—	—	—
Donald G. Payan, M.D.	1/31/08
2000 Plan		—	—	—	140,000	26.45	27.53	2,663,066.00
2008 Cash Incentive Plan(4)		—	241,500	483,000	—	—	—	—
Elliott B. Grossbard, M.D.	1/31/08
2000 Plan		—	—	—	130,000	26.45	27.53	2,472,847.00
2008 Cash Incentive Plan(4)		—	225,000	450,000	—	—	—	—
Raul R. Rodriguez	1/31/08
2000 Plan		—	—	—	125,000	26.45	27.53	2,377,737.50
2008 Cash Incentive Plan(4)		—	215,000	430,000	—	—	—	—
Ryan D. Maynard	1/31/08
2000 Plan		—	—	—	75,000	26.45	27.53	1,426,642.50
2008 Cash Incentive Plan(4)		—	120,000	240,000	—	—	—	—

(1)
The amounts shown reflect estimated payouts for the fiscal year ended December 31, 2008 under the 2008 Cash Incentive Plan based on the Company's performance. However, as reflected in the "Summary Compensation Table" above, no payments were made pursuant to our 2008 Cash Incentive Plan with respect to 2008 performance. See "Executive Compensation Program—Components of our Compensation Program-Short-Term" for a complete description of the 2008 Cash Incentive Plan and the related performance criteria. There are no set thresholds (or equivalent items) with respect to payouts under the 2008 Cash Incentive Plan. Maximum amounts represent the maximum range of discretion of the Compensation Committee to grant bonuses in excess of the target bonus levels.

(2)
The exercise price of options under our 2000 Plan, pursuant to which option grants are made to our Named Executive Officers, is set at the fair market value of our common stock on the date of grant, which is defined as the closing price of our common stock on the date immediately preceding the grant date.

(3)
Represents the estimated fair value of the award as of the applicable grant date in accordance with SFAS 123R, whereas the amounts shown under the column entitled "Option Awards" in the Summary Compensation Table above only reflect the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year. For additional information on the valuation assumptions with respect to these grants, refer to Note 4 "Stock-Based Compensation" in our Form 10-K for the year ended December, 31, 2008.

(4)
No cash incentive payments with respect to 2008 performance were paid under our 2008 Cash Incentive Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table shows for the fiscal year ended December 31, 2008, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
James M. Gower	50,000	—		$1.80	2/12/09
	270,000	—		$8.25	7/16/13
	80,000	—		$17.66	6/3/14
	15,000	—		$22.17	1/20/15
	158,333	41,667	(1)	$24.56	10/04/15
	60,000	—		$7.40	1/25/16
	100,000	—		$11.73	1/31/17
	151,250	13,750	(2)	$26.45	1/31/18
Donald G. Payan, M.D.	3,334	—		$1.80	2/12/09
	250,000	—		$8.25	7/16/13
	40,000	—		$17.66	6/3/14
	11,250	—		$22.17	1/20/15
	73,625	19,375	(1)	$24.56	10/4/15
	55,000	—		$7.40	1/25/16
	80,000	—		$11.73	1/31/17
	128,333	11,667	(2)	$26.45	1/31/18
Elliott B. Grossbard, M.D.	150,000	—		$8.25	7/16/13
	35,000	—		$17.66	6/3/14
	32,222	—		$22.17	1/20/15
	51,458	13,542	(1)	$24.56	10/4/15
	60,000	—		$7.40	1/25/16
	27,778	—		$9.56	8/7/16
	80,000	—		$11.73	1/31/17
	119,166	10,834	(2)	$26.45	1/31/18
Raul R. Rodriguez	150,000	—		$8.25	7/16/13
	75,000	—		$17.66	6/3/14
	12,500	—		$22.17	1/20/15
	43,541	11,459	(1)	$24.56	10/4/15
	65,000	—		$7.40	1/25/16
	43,889	—		$9.56	8/7/16
	80,000	—		$11.73	1/31/17
	114,583	10,417	(2)	$26.45	1/31/18

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Ryan D. Maynard	7,504	—		$8.15	7/18/13
	11,895	—		$23.00	1/26/14
	47,500	12,500	(3)	$23.32	9/28/15
	4,600	—		$7.88	1/18/16
	56,250	33,750	(4)	$10.20	5/30/16
	1,000	—		$9.56	8/7/16
	106,911	—		$11.73	1/31/17
	68,750	6,250	(2)	$26.45	1/31/18

(1)
Vests monthly over four (4) years from October 4, 2005.

(2)
Vests monthly over one (1) year from January 31, 2008.

(3)
Vests monthly over four (4) years from October 1, 2005.

(4)
Vests monthly over four (4) years from June 1, 2006.

OPTION EXERCISES AND STOCK VESTED

        The following table shows for the fiscal year ended December 31, 2008, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
James M. Gower	—	—	—	—
Donald G. Payan, M.D.	—	—	—	—
Elliott B. Grossbard, M.D.	—	—	—	—
Raul R. Rodriguez	—	—	—	—
Ryan D. Maynard	—	—	—	—

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

        On December 17, 2007, our Board approved a Change of Control Severance Plan (the "Plan"). The Plan provides for the payment of certain benefits to certain eligible employees serving at or above the level of vice president at the time of termination, which includes the Named Executive Officers, in exchange for an effective release of claims if such officers' employment with us is involuntarily terminated by us or our successor without Cause (as defined in the Plan) or due to a Resignation for Good Reason (as defined in the Plan), in either case, on or within 18 months following the effective date of a Change of Control (as defined in the Plan). The severance compensation includes a lump sum cash severance payment calculated using a multiple of the aggregate amount of the eligible employee's base salary (which is equal to the greater of such eligible employees base salary in effect immediately prior to the Change of Control or the termination) and the average percentage of the target bonus earned over the last two years applied to the current target bonus (referred to as the Eligible Bonus). The multiple ranges from 1.5 for non-officer vice presidents and senior vice presidents to 2.5 for any executive vice presidents and the Chief Executive Officer. Vice presidents and senior vice presidents who are officers of the Company have a multiple of 2.0. If the plan had been triggered in 2008, Mr. Maynard would have received a lump sum cash severance payment equal to 2.0 times the sum of his base salary and his Eligible Bonus, and each of our other Named Executive Officers would have each received a lump sum cash payment equal to 2.5 times the sum of his or her base salary and Eligible Bonus. Additionally, the Plan provides for continued health benefit eligibility, paid COBRA premiums for continuation coverage (including coverage for his or her eligible dependents) for up to 18 months, full accelerated vesting and exercisability of all of his or her then-outstanding equity awards, and an extended period of one-year from termination to exercise his or her non-expired stock options. There is also a modified tax gross-up payment in the Plan. If the severance payment would be equal to 115% or less than the threshold payment amount of the excise tax under Section 280G of the Internal Revenue Code of 1986, as amended ("280G"), the Company will pay the employee the largest payment possible without the imposition of the excise tax under 280G. If the severance payment would be greater than 115% of the threshold payment amount under 280G, the Company will pay the employee the full severance amount plus any excise tax thereon and any interest, penalties, excise, state or federal taxes arising from the gross-up payment. The Plan will automatically terminate on December 31, 2010 if no Change of Control has occurred by that date and the Plan has not been renewed. In November 2008, our Compensation Committee approved and we adopted amendments to the Change of Control Severance Plan to reflect the requirements of the final regulations of Section 409A of the Internal Revenue Code. Among the changes were revised definitions of "qualifying termination," elimination of the participants' discretion to choose the order of reduction of benefits if a reduction is necessary under the parachute payment provisions, and addressing the timing of payments in connection with the execution and effectiveness of a general waiver and release.

        We have entered into an amended and restated employment agreement with our Executive Vice President, President of Discovery and Research, Dr. Donald Payan, dated as of November 13, 2008, which provides for severance compensation to be paid in exchange for an effective release of claims if Dr. Payan's employment is terminated by Rigel without Cause (as defined in the employment agreement) or by Dr. Payan due to a Resignation for Good Reason (as defined in the employment agreement), in either case, other than on or within 18 months following a Change of Control (as defined in the Plan). The severance payment to Dr. Payan under his employment agreement includes a lump sum cash severance payment equal to 2.0 (times the aggregate amount of his then-current base salary and his Eligible Bonus), paid COBRA premiums for continued health benefits (including coverage for his eligible dependents) for up to 18 months, full accelerated vesting and exercisability of all of his then-outstanding equity awards, and an extended period of one-year from termination to exercise his non-expired stock options. The employment agreement will automatically terminate on December 31, 2010 unless the Plan has been renewed. Dr. Payan is eligible to participate in the Plan in the event his employment is terminated as specified in the Plan in connection with a Change of Control (as defined in the Plan). In November 2008, our Compensation Committee approved and we adopted amendments to Dr. Payan's employment agreement to reflect the requirements of the final regulations of Section 409A of the Internal Revenue Code. Among the changes were revised definitions of "qualifying termination," revisions to provide for direct payment of COBRA premiums to an insurer, and addressing the timing of payments in connection with the execution and effectiveness of a general waiver and release.

2008 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

        The following table provides information on severance benefits that would become payable under the existing employment, severance and change in control agreements if the employment of our executive officers had terminated on December 31, 2008.

	Voluntary Termination for Good Reason or Involuntary Termination Without Cause After a Change of Control				Voluntary Termination for Good Reason or Involuntary Termination Without Cause other than after a Change of Control
Name and Principal Position	Health Care Benefits($) (1)	Salary and Bonus ($)	Equity Acceleration ($)(4)	Estimated Excise Tax Gross-Up ($)(5)	Health Care Benefits($) (1)	Salary and Bonus ($)	Equity Acceleration ($)(4)
James M. Gower	10,990	2,850,000(2)	—	1,276,743(6)	—	—	—
Donald G. Payan, M.D.	21,975	2,113,125(2)	—	922,321(7)	21,975	1,690,500(11)	—
Elliott B. Grossbard, M.D.	34,320	1,968,750(2)	—	870,549(8)	—	—	—
Raul R. Rodriguez	9,884	1,881,250(2)	—	820,259(9)	—	—	—
Ryan D. Maynard	34,320	960,000(3)	—	395,474(10)	—	—	—

(1)
Represents the full amount of premiums for continued coverage under Rigel's group health plans for each executive office and his eligible dependents for 18 months following termination of service, provided the executive officer timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA.

(2)
Represents the lump sum cash severance benefit equal to 2.5 × (2008 base salary + the Expected Percentage of 2008 target bonus, where Expected Percentage equals the average percentage such officer actually received of his or her target bonus for the previous two years).

(3)
Represents the lump sum cash severance benefit equal to 2.0 × (2008 base salary + the Expected Percentage of 2008 target bonus, where Expected Percentage equals the average percentage such officer actually received of his or her target bonus for the previous two years).

(4)
None of the outstanding options with accelerated vesting have exercise prices below $8.00, which was the closing price of our common stock on December 31, 2008, the last trading day of fiscal year 2008, and thus there is no value associated with the vesting acceleration.

(5)
The amount of the gross-up payment is calculated based on the value of all benefits that may be received. For purposes of this calculation, there is no value associated with the acceleration of vesting of all outstanding unvested stock options according to section 280G of the Internal Revenue Code and the Treasury Regulations thereunder because none of the outstanding options with accelerated vesting have exercise prices below $8.00, which was the closing price of our common stock on December 31, 2008, the last trading day of fiscal year 2008.

(6)
Assumes that Mr. Gower's base amount, as calculated under section 280G, is $466,777.

(7)
Assumes that Dr. Payan's base amount, as calculated under section 280G, is $405,517.

(8)
Assumes that Dr. Grossbard's base amount, as calculated under section 280G, is $370,572.

(9)
Assumes that Mr. Rodriguez's base amount, as calculated under section 280G, is $352,943.

(10)
Assumes that Mr. Maynard's base amount, as calculated under section 280G, is $252,708.

(11)
Represents the lump sum cash severance benefit equal to 2.0 × (2008 base salary + 200% of the Expected Percentage of 2008 target bonus, where Expected Percentage equals the average percentage such officer actually received of his or her target bonus for the previous two years).

DIRECTOR COMPENSATION

        For services provided in 2008, each non-employee director of Rigel received a yearly retainer of $30,000, the Audit Committee chair received an additional yearly retainer of $10,000, the Nominating and Corporate Governance Committee chair received an additional yearly retainer of $7,500 and the Compensation Committee chair received an additional yearly retainer of $7,500. In addition, each director received $2,000 for attending each Board meeting in person and $1,500 for each committee meeting attended in person. In the fiscal year ended December 31, 2008, the total cash compensation earned by non-employee directors was $373,000. Of the amount earned by the non-employee directors in 2008, $85,750 was paid in 2009. The members of the Board are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with company policy. Non-employee members of the Board are not entitled to perquisites or retirement benefits.

        Each of our non-employee directors receives stock option grants under our Directors' Plan. Only non-employee directors or their affiliates are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are not intended to qualify as incentive stock options under the Code.

        Option grants under the Directors' Plan are non-discretionary. Each person who is elected or appointed for the first time to be a non-employee director automatically receives, upon the date of his or her initial election or appointment to be a non-employee director by the Board or Rigel stockholders, an initial grant to purchase 20,000 shares of common stock on the terms and conditions set forth in the Directors' Plan. In addition, on the day following the annual meeting of stockholders, each year (except for 2003, when the annual option grants were made on the closing date of the private placement of our common stock, as provided in the Directors' Plan), each non-employee director who continues to serve as a non-employee director automatically receives an annual option to purchase 10,000 shares of common stock. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of our common stock on the date of the option grant. The Board administers the Directors' Plan such that (a) initial option grants vest in equal monthly installments over the shorter of three years from the date of grant or the period beginning on the date the director is appointed to the Board and ending on the date of the annual meeting at which the director is first considered for election by the stockholders, provided that the non-employee director continues to provide services to Rigel and (b) annual option grants vest in equal monthly installments over three years from the date of grant. Beginning in 2008, annual grants vested over one year. The term of options granted under the Directors' Plan is ten years. In the event of a merger of Rigel with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving us, each option either will continue in effect, if we are the surviving entity, or, if neither assumed nor substituted, will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

        Pursuant to the Directors' Plan, on May 30, 2008, we granted options covering 10,000 shares of common stock to each of Jean Deleage, Bradford S. Goodwin, Gary A. Lyons, Walter H. Moos, Hollings C. Renton, Peter S. Ringrose and Stephen A. Sherwin, each at an exercise price of $23.10 per share. These options vest in 12 equal monthly installments beginning on the grant date.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2008

        The following table shows for the fiscal year ended December 31, 2008 certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total($)
Jean Deleage, Ph.D.	47,000	147,760	194,760
Bradford S. Goodwin	61,000	117,390	178,390
Gary A. Lyons	45,500	169,033	214,533
Walter H. Moos, Ph.D.	56,000	147,760	203,760
Hollings C. Renton	51,500	146,689	198,189
Peter S. Ringrose, Ph.D.	41,000	146,689	187,689
Stephen A. Sherwin, M.D.	71,000	150,560	221,560

Total	373,000	1,025,881	1,398,881

(1)
Represents the compensation costs recognized for stock option awards in accordance with SFAS 123R in 2008. For additional information on the valuation assumptions with respect to these grants, refer to Note 4 "Stock-Based Compensation" in our Form 10-K for the year ended December 31, 2008.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

        The Company has adopted a written Related-Person Transactions Policy that sets forth the Company's policies and procedures regarding the identification, review, consideration and approval or ratification of "related-persons transactions." For purposes of the Company's policy only, a "related-person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any "related person" are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, consultant or director by a related person are not covered by this policy. A related person is any executive officer, director, nominee to become a director or more than 5% stockholder of the Company, including any of their immediate family members, and any entity in which such persons have a 5% or greater beneficial ownership interest.

        Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include, to the extent reasonably available, a description of, among other things, the parties to the transaction, the interests, direct and indirect, of the related persons, a description of the purpose of the transaction, all of the material facts of the proposed transaction, the benefits to the Company of the transaction and whether any alternative transactions were available, whether the proposed transaction is on terms comparable to terms available to or from an unrelated third party and management's recommendation regarding the proposed transaction.

        To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

Certain Transactions

        We have an amended and restated employment agreement with Dr. Payan, our Executive Vice President, President of Discovery and Research, dated as of November 13, 2008, as described in more detail in the Employment, Severance and Change of Control Agreement section above.

        The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Rigel stockholders will be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials and/or other Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, please notify your broker, or, if you are currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials at your address and would like to request "householding" of their communications, please contact your broker(s).

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Dolly A. Vance Secretary

April 15, 2009

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, RIGEL PHARMACEUTICALS, INC., 1180 VETERANS BOULEVARD, SOUTH SAN FRANCISCO, CA 94080.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date RIGEL PHARMACEUTICALS, INC. M13222-P74486 RIGEL PHARMACEUTICALS, INC. 1180 VETERANS BLVD. SOUTH SAN FRANCISCO, CA 94080 ATTN: INVESTOR RELATIONS To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain 2. To ratify the selection by the Audit Commitee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2009. Note: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in accordance with their best judgment. For All Withhold All For All Except 0 0 0 0 0 0 01) James M. Gower 02) Gary A. Lyons 03) Donald G. Payan, M.D. The Board of Directors recommends a vote “FOR” each of the following two proposals. 1. To elect the following three nominees for directors to the Board of Directors of the Company, to hold office until the 2012 Annual Meeting of Stockholders: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Pacific Time on May 27, 2009. Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Pacific Time on May 27, 2009. Please have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Rigel Pharmaceuticals, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership, by authorized officer.

RIGEL PHARMACEUTICALS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS WITH RESPECT TO THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 28, 2009 The undersigned stockholder hereby appoints James M. Gower and Dolly A. Vance, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Rigel Pharmaceuticals, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on Thursday, May 28th, 2009, at 1180 Veterans Boulevard, South San Francisco, California 94080, and any continuation, adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K and Letter to Stockholders, are available at www.proxyvote.com. M13223-P74486

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 28, 2009
PROXY STATEMENT FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(2)
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
MANAGEMENT EXECUTIVE OFFICERS
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
2009 COMPENSATION TABLE
SUMMARY COMPENSATION TABLE(1)
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
2008 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION FOR FISCAL YEAR 2008
TRANSACTIONS WITH RELATED PERSONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS